Exhibit (c)(5)

Preliminary Analysis 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\1 Project Scribe Preliminary Valuation Report 3 December 2013

Preliminary Analysis Table of Contents Project Scribe 2 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\2 Section 1 Situation Overview Section 2 Orwell Overview Section 3 Orwell Valuation Section 4 Yeats Overview Section 5 Yeats Valuation Section 6 Preliminary Takeaways / Conclusions Appendix A Supplemental Materials

Preliminary Analysis Project Scribe 3 Section 1 Situation Overview 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\3

Preliminary Analysis Situation Overview SITUATION OVERVIEW 4 Introduction • Orwell is a public real estate company that owns and manages office properties in the U.S., Canada, Australia, and the U.K. • Yeats is a publicly traded, externally-advised partnership advised by Marlowe that: – Directly owns real estate and development projects in Australia and Brazil – Has LP interests in approximately ten real estate funds managed by Marlowe (its external manager) – Has equity interests in real estate companies such as Orwell, General Growth Properties (U.S. mall REIT), Rouse Properties (U.S. mall REIT), and Canary Wharf Group (U.K. office development and investment company) – Currently owns approximately 51% of Orwell (1) • Both companies are dual-listed on the Toronto Stock Exchange and New York Stock Exchange – Orwell has an enterprise value of $25 billion (2) and Yeats has an enterprise value of $35 billion (3) Background • On September 30, 2013, Yeats announced that it proposed to acquire Orwell through a tender offer for “any or all” of the common shares of Orwell that it does not currently own for consideration value of $19.34 per common share of Orwell – In response to this announcement, Orwell formed an Independent Committee to review and consider the proposal • As of October 30, 2013, Morgan Stanley was engaged as exclusive financial advisor to the Independent Committee of Orwell • We have been asked to provide a preliminary valuation and, if requested, a formal valuation of the common shares of Orwell and the units of Yeats in accordance with the requirements of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101") of the Ontario Securities Commission and the Autoritè des marchès financiers – The following pages contain our preliminary valuation report based upon information provided to us by Yeats and Orwell as of December 2, 2013 – We have prepared this report solely for informational purposes for the Independent Committee and it is preliminary in nature Project Scribe • On September 30, Yeats announced that it proposed to acquire the shares of Orwell that it does not currently own – Yeats currently owns approximately 51% of Orwell (1) • Should a majority of Orwell shares not currently owned by Yeats tender, Yeats has said that it plans to acquire the remaining shares of Orwell on the same terms as the offer • Morgan Stanley has been engaged as financial advisor to the Independent Committee of Orwell and asked to provide a preliminary valuation of Orwell and Yeats Project Scribe Notes 1. Per Yeats September 30, 2013 press release 2. Reflects Orwell’s enterprise value as of December 2, pro forma for the formation of the DTLA venture and recent acquisitions 3. Per Yeats’ November 2013 corporate profile - reflects Yeats’ gross asset value as presented as of September 30, 2013 and is pro-forma for Yeats’ additional $1.4 billion investment in GGP

Preliminary Analysis

Project Scribe

SITUATION OVERVIEW

Summary of Key Transaction Terms

Tender Offer Terms

Proposed Tender Offer	• Yeats' acquisition of Orwell through a tender offer for "any or all" of the common shares of Orwell that it does not currently own [1]

Proposed Consideration	• Consideration value of $19.34 per common share of Orwell in cash or units of Yeats [1]
	  ○ Orwell shareholders can elect to receive either 1.0 limited partnership unit of Yeats or $19.34 in cash
	  ○ Subject in each case to pro-ration based on a maximum of 174 million Yeats limited partnership units (67% of the total value of shares tendered to the offer) and cash consideration of $1.7 billion (33% of the total value of shares tendered to the offer) [1]
	  ○ Yeats has not proposed any "collar" mechanism
	• Yeats has indicated that Orwell shareholders who elect to receive limited partnership units will be able to do so on a tax-deferred basis [1]

Select Considerations	• The proposed tender offer does not include a minimum condition with respect to the number of Orwell common shares tendered
	  ○ If Yeats acquires at least a majority of Orwell's common shares held by minority shareholders, Yeats has said that it will effect a second stage plan of arrangement to acquire the remaining shares of Orwell on the same terms as the offer [1]
	• Based on these conditions, and recognizing there are Orwell shareholders holding 29 million common shares that have agreed to tender their shares to Yeats' offer[2], there are two potential outcomes for Orwell:
	  ○ Less than a majority of Orwell's common shares held by minority shareholders tender, and Yeats increases its ownership of Orwell without effecting a second stage squeeze-out transaction
	  ○ A majority of Orwell's common shares held by minority shareholders tender and Yeats acquires the remaining shares of Orwell through a second stage squeeze-out transaction

Potential Terms for Combined Entity (In the Event Yeats Acquires 100% of the Shares of Orwell It Doesn't Already Own)

Management Team	• Yeats has said that Marlowe will remain the external manager of Yeats
Estimated Pro-Forma Ownership of Yeats [3]	• Approximately 24% Orwell shareholders • Approximately 8% Yeats shareholders (not including Marlowe's ownership stake) • Approximately 68% Marlowe

Notes
1. Per Yeats September 30, 2013 Investor Presentation
2. Subject to certain conditions - Orwell shareholders holding 29 million common shares have said they support the offer and agree, subject to certain conditions, to tender any common shares of Orwell they hold at the time the offer is commenced
3. Assumes Yeats acquires 100% of the shares of Orwell it doesn't already own

Morgan Stanley

5

Preliminary Analysis Indicative Timetable Project Scribe SITUATION OVERVIEW 6 November 2013 Date Primary Action Item • Yeats to file documents with SEC February 2014 • Mailing and filing of offer documents March 2014 • Expiry of offer (35 days after mail date and a 10-day extension) March 2014 • Take-up of Orwell shares tendered to offer; payment for Orwell shares tendered As Outlined by Yeats in its September 30, 2013 Investor Presentation • Yeats has since said (in its November corporate profile) that it plans to formally launch its offer in 1Q14 and also close in 1H14 • No public comment on timing of merger

Preliminary Analysis Summary of Diligence To-Date Project Scribe SITUATION OVERVIEW 7 • Morgan Stanley has held twelve scheduled calls and three in-person meetings with Orwell to discuss its various portfolios (i.e., U.S. Canada, Australia, and U.K), capital structure, dividend policy, G&A, model, IFRS valuation approach, development and re-development projects, business plan, and corporate strategy, among other topics – Does not include frequent one-off and follow-up communications • We have participated in asset tours of Brookfield Place New York and the West 33rd Street re-development / Manhattan West development project • We have also reviewed public filings, earnings call transcripts, equity research, and data room contents covering topics such as Orwell’s business plan and its financial, portfolio, joint venture and fund information, IFRS values, services businesses, recent acquisitions, capital structure, corporate, and management information, among others Orwell • As financial advisor to the Independent Committee of Orwell, Morgan Stanley has conducted extensive due diligence on both Orwell and Yeats – Diligence remains on-going • Morgan Stanley has held eight scheduled calls and one in-person meeting with Yeats to discuss its model, various investments (i.e., Canary Wharf Group, GGP, Rouse, its industrial platform, Brazilian investments, etc.), IFRS valuation approach, business strategy, capital allocation policy, corporate governance, general financing policy, and investor relations strategy, among other topics – Does not include frequent one-off and follow-up communications with Orwell and Yeats, respectively • We have also reviewed public filings, earnings call transcripts, and data room contents covering topics such as Yeats’ business plan, development projects, capital structure, IFRS values, direct real estate investments, funds’ LP interests, recent acquisitions, and equity investments in companies such as Canary Wharf Group, among others Yeats

Preliminary Analysis Project Scribe 8 Section 2 Orwell Overview 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\8

Preliminary Analysis U.S. Properties 59% Canadian Properties 19% Australian Properties 19% U.K. Properties 2% Downtown New York 40% D.C. 17% Midtown New York 16% Houston 11% Los Angeles 9% Denver 4% Boston 2% Seattle 1% Orwell Asset Overview Project Scribe ORWELL OVERVIEW 9 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\9 Notes 1. From Orwell’s financial supplement as of 3Q13, adjusted for recent acquisitions (BFP assets considered 100% owned) 2. Weighted by square feet 3. Reflects asset ownership information as provided by Orwell. Any assets owned within a public vehicle (i.e., Brookfield Canada Office or Brookfield Prime Property Fund) are categorized in “public vehicle ownership.” Any assets not owned in a public vehicle that have a JV partner are categorized in “JV ownership.” Excludes recent acquisitions 13 Assets 3 Assets 3 Assets Developed Asset Active Development Projects 1 Asset Geographic Distribution By NOI – Proportionate Share Global U.S. Only • Orwell owns its assets in a variety of ownership structures – 23 of the 110 assets are 100% owned by Orwell (1) – Remainder partially owned by JVs, the funds (e.g., U.S. Office, Downtown L.A. and Canada) and public vehicles (e.g., Brookfield Canada Office and Brookfield Prime Property Fund) – On average, Orwell owns 72% of its assets (2) • Orwell has a global footprint with presence in the U.S (approximately 59% of NOI), Canada and Australia (each at 19% of NOI), and the UK (2% of NOI) – Within the U.S., approximately 56% of NOI comes from NYC Source Company Filings Fund Ownership 36% Public Vehicle Ownership 30% JV Ownership 17% Wholly-Owned 17% Asset Ownership Summary (3) By Square Feet U.S. and Canada Australia 5 Assets 8 Assets 2 Assets 1 Location 10 Assets 1 Asset 30 Assets 12 Assets 6 Assets 1 Asset 1 Asset 2 Assets 8 Assets 1 Asset 4 Assets 1 Asset UK

Preliminary Analysis Premium / (Discount) to Green Street NAV Last 5 Years Ending 9/1/2013% (60) (40) (20) 0 20 40 60 Oct-08 Apr-10 Oct-11 Sep-13 Orwell US Comps REIT Universe Total Returns (1) Last 10 Years Indexed to 100 0 100 200 300 400 Sep-03 Sep-05 Sep-07 Sep-09 Sep-11 Sep-13 Orwell US Comps RMZ Orwell Historical Relative Performance and Valuation Price / NTM FFOx (1) Last 5 Years x 0 5 10 15 20 25 Oct-08 Oct-09 Oct-10 Sep-11 Sep-12 Sep-13 Orwell US Comps Project Scribe ORWELL OVERVIEW 10 Notes 1. Ending date is September 27, 2013, one trading day prior to Yeats’ offer for the shares of Orwell it doesn’t already own 2. Includes BXP, DEI, ESRT, FCE, KRC, SLG, and VNO. Premium / Discount to Green Street Advisors’ NAV excludes ESRT and FCE due to lack of coverage. Historical FFOx excludes DEI 3. Reflects NYSE Orwell stock price 4. 1Q2010 represents the first period in which Orwell began reporting IFRS NAV; Orwell’s IFRS book value was $21.03 as of 9/30/2013 5. Represents the average of Green Street Advisors’ REIT universe, which currently includes 75 REITs 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\10 Source Capital IQ Sources Company Filings, Capital IQ Premium / Discount to IFRS Book Value (1)(3)(4) Since March 31, 2010% (30) (20) (10) 0 10 20 30 40 Mar-10 Dec-10 Aug-11 Apr-12 Dec-12 Sep-13 124% 201% 153% (2) (3) (2) (3) Historical Total Returns Orwell US Comps (2) RMZ Last 10 Years 124% 201% 153% Last 5 Years 24% 20% 33% LTM 4% 5% 7% YTD 1% 7% 4% 16.4x 18.3x (18%) (17%) (6%) (7%) (2) Source Green Street Advisors (5) • Over the last ten years, Orwell has underperformed its U.S. peers on a total return basis – Performance has been generally in-line with its peers in more recent periods – The peers have generally traded flat since the offer • In terms of premium / discount to Green Street Advisors’ estimate of NAV, Orwell has traded at a discount to its U.S. peers – This discount has recently widened and corresponds to roughly the same time Orwell began trading at a discount to its IFRS book value (3) Average Price / NTM FFO Orwell US Comps (2) Difference Last 5 Years 12.6x 15.6x 3.0x YTD 15.5x 18.1x 2.6x Average P / (D) to GSA NAV REIT Orwell US Comps (2) Universe Last 5 Years 1% 2% 5% Last 5 Years excl. 8/1/2009 - 5/1/2010 (6%) (1%) 3% YTD (5%) 2% 8% Total Returns Since Offer (September 27, 2013) Indexed to 100 90 100 110 120 Sep-13 Oct-13 Dec-13 Orwell US Comps RMZ (2) (3) 15% (3%) (3%)

Preliminary Analysis $12 $14 $16 $18 $20 $22 2010 2011 2012 2013YTD Total <25% 25%-50% 50%-75% 75%-100% Orwell Stock Price Trading Range Since 2010 Through One Trading Day Prior to Offer (September 27, 2013) $USD Orwell Trading Range Analysis ORWELL OVERVIEW 11 Notes 1. Represents $6.45 in cash (1/3 of $19.34) + 2/3 of Yeats stock price as of December 2, 2013 2. As of December 2, 2013 3. Represents performance of Orwell on the NYSE Vol. 763 700 575 405 2,442 % of Float 299% 274% 225% 159% 958% $12.75 $14.77 $15.55 $16.28 $18.63 $13.16 $15.74 $16.98 $18.04 $19.96 $15.35 $16.28 $16.84 $17.29 $18.44 $15.78 $16.69 $16.90 $17.22 $19.12 $12.75 $15.76 $16.67 $17.28 $19.96 Current: $19.22(2) Project Scribe • Since 2010, 80% of Orwell shares traded on the NYSE and 20% traded on the TSX • In 2013 prior to Yeats’ proposed offer on September 30, approximately 75% of Orwell shares traded below $17.22 – Prior to Yeats’ proposed offer, no Orwell shares traded above the current value of the Offer ($19.60) (1) in 2013 Current Value of Offer: $19.60 (1) Source Capital IQ Since 2010 Through One Day Prior to Offer (September 27, 2013) $16 $17 $18 $19 $20 27-Sep-13 29-Oct-13 2-Dec-13 Stock Price Performance (3) Since September 27, 2013 $ Source Capital IQ $19.22 One Trading Day Prior to Offer: $16.77 VWAP: $15.57 VWAP: $17.12 VWAP: $16.96 VWAP: $17.05 VWAP: $16.63

Preliminary Analysis Institutional 92% Insider/Retail 8% Orwell Shareholder Mix (3) As of 3Q13 • Despite the fact that most of Orwell’s assets are located within the U.S., traditional REIT investors own less of Orwell compared to the Company’s U.S. peers (1) • Factors potentially contributing to this include: – Orwell’s status as a C-Corp – Domiciled in Canada – Not in REIT indices – Global office portfolio • Also limited overlap between Orwell and Yeats investors – Investors that hold both stocks account for 19% of Orwell shares (after excluding shares owned by Marlowe) • Significant overlap between Orwell and Canadian REIT investors Orwell Shareholder Analysis Project Scribe ORWELL OVERVIEW 12 Notes 1. US peers include BXP, DEI, KRC, SLG, VNO, and FCE 2. As of 3Q13 3. Percentages based on total investment amount and exclude Marlowe’s ownership 4. US REITs reflect the ten largest US REITs in the RMZ by equity market cap. Canadian REITs reflect the ten largest Canadian REITs by equity market cap 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\12 Source Thomson As of 9/30/2013 % of Investor Name Total The Vanguard Group, Inc. 12.0% Cohen & Steers Capital Management, Inc. 6.9% BlackRock Institutional Trust Company, N.A. 6.6% Fidelity Management & Research Company 4.1% CBRE Clarion Securities, L.L.C. 4.0% Invesco Advisers, Inc. 3.9% State Street Global Advisors (US) 3.4% Daiwa Asset Management Co., Ltd. 3.1% APG Asset Management US, Inc. 2.7% T. Rowe Price Associates, Inc. 2.7% Total 49.4% Top 10 US Peer Investors (1) Canada 66% United States 27% Other 8% Orwell Geographic Shareholder Breakdown (3) As of 3Q13 Institutional Investor % of TSO % of TSO Excluding Yeats Top 20 Holder of Yeats Top 20 Holder of Marlowe Top 20 Holder of Top 10 US REITs (4) Top 20 Holder of Top 10 Canadian REITs (4) Yeats 49.3 -- RBC Global Asset Management Inc. 4.6 9.1 . . Royal Bank of Canada 4.4 8.7 . Caisse de Depot et Placement du Quebec 2.1 4.2 . CI Investments Inc. 2.1 4.1 . . . Bank of Nova Scotia 1.8 3.5 . Letko Brosseau Investment Management Inc. 1.6 3.2 BMO Capital Markets (US) 1.6 3.2 . JP Morgan Asset Management 1.6 3.1 . GCIC Ltd. 1.5 2.9 . . Fidelity Management & Research Company 1.1 2.1 . . . Connor, Clark & Lunn Investment 0.9 1.9 . BMO Asset Management Inc. 0.9 1.7 . TD Asset Management Inc. 0.8 1.5 . . Standard Life Investments Inc.(Canada) 0.7 1.4 Morgan Stanley Investment Management Inc. 0.7 1.3 . Alberta Investment Management Corporation 0.6 1.2 Norges Bank Investment Management 0.6 1.2 . Citadel Investment Group, L.L.C. 0.6 1.2 Guardian Capital LP 0.6 1.1 . Total 78.0 56.6 Top 20 Institutional Investors in Orwell (1) (2)

Preliminary Analysis Orwell Financial Projections Project Scribe ORWELL OVERVIEW 13 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\13 • Financial projections provided by Orwell on November 27, 2013, which include: – Recent acquisitions – Projected known and unknown dispositions – Development and redevelopment projects / spending • Orwell management targets a dividend payout ratio of approximately 90% of AFFO • Orwell’s historical G&A as a percentage of estimated gross asset value has been in-line to slightly above that of U.S. peers Notes 1. Balance sheet as of September 30, pro-forma for recent acquisitions 2. Comps include BXP, DEI, KRC, SLG, VNO 52 bps 42 bps 44 bps 50 bps 54 bps 60 bps 0 20 40 60 80 100 2010 2011 2012 Comp Avg Orwell G&A Comparison Orwell vs. Comps (2) G&A as % of GSA GAV (bps) Source SNL, GSA $MM, except per share amounts 2013E 2014E 2015E 2016E 2017E 2018E '13 - '18 CAGR Portfolio Statistics Occupancy (%) - Year End 88.7% 92.0% 94.4% 95.6% 95.8% 95.9% Commercial Net Operating Income 1,411 1,333 1,386 1,532 1,668 1,808 5.1% FFO 660 599 637 644 753 807 4.1% FFO per Share 1.13 1.01 1.08 1.09 1.31 1.41 4.6% AFFO 376 305 324 367 524 601 9.8% AFFO per Share 0.57 0.43 0.47 0.55 0.86 1.01 12.0% Dividend Per Share $0.55 $0.59 $0.65 $0.71 $0.78 $0.84 8.6% FFO Payout Ratio 49% 59% 60% 65% 59% 59% AFFO Payout Ratio 97% 138% 139% 129% 90% 83% Select Investment Cash Flows 2nd Generation LC's and TI's 175 175 175 175 175 175 Sustaining Capital Expenditures 40 40 40 40 40 40 Development 563 1,102 1,102 1,278 1,173 902 Acquisitions 1,714 46 - 8 - - Dispositions 1,090 1,044 34 - - 785 Credit Statistics Debt + Pref 16,251 16,082 17,235 18,776 20,041 19,917 Debt + Pref / EBITDA 12.0x 12.8x 13.3x 13.2x 12.9x 11.9x Debt / Total Assets 49% 48% 48% 49% 49% 47% Summary Financial Projections - Per Orwell's 2014 Business Plan (Proportionate Share) $MM, except where otherwise noted Current Share Price ($) as of 12/2/13 19.22 Diluted Shares Outstanding (MM) 510.5 Equity Market Cap. 9,811 Plus: Total Debt 12,924 Plus: Preferred Stock 2,186 Total Market Capitalization 24,921 Less: Cash (274) Aggregate Value 24,647 Total Debt + Pref. / TMC 61% Orwell Capital Structure (1)

Preliminary Analysis Orwell Research Analyst Highlights Project Scribe ORWELL OVERVIEW 14 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\14 Key Themes – Attributes Notes 1. Bloomberg 2. SNL Consensus NAV 3. Represents $6.45 in cash (1/3 of $19.34) + 2/3 of Yeats stock price as of December 2 • High-quality assets • Footprint in high-barrier to entry markets • Value creation capabilities – acquisition of assets with redevelopment potential and development projects • Mark-to-market rents higher than in-place rents Key Themes – Considerations • Significant lease-up particularly at Brookfield Place New York and recently acquired MPG Office Trust assets • Slowdown in energy demand – impact on Perth and Calgary markets • Higher leverage relative to peers • Controlled ownership structure • Global footprint / strategy 4 2 8 10 2 2 0 4 8 12 16 27-Sept Before Offer 2-Dec After Offer Buy Hold Sell Analyst Ratings # Source Bloomberg 14 14 • Since Yeats’ proposed offer to purchase the shares of Orwell it doesn’t already own, Orwell’s consensus price target has increased 11% to $19.85 / share – Current value of offer is $19.60 / share (3) • Orwell’s consensus NAV estimate is relatively unchanged • Some of the considerations are performance-related (e.g., leasing) whereas others (e.g., leverage, etc.) are more fundamental in nature Before Offer After Offer 27-Sep 2-Dec Consensus Price Target (1) Low $15.00 $18.00 High $20.00 $21.50 Consensus $17.85 $19.85 Consensus NAV Estimates (Mean) (2) $20.04 $20.36 Green Street NAV $19.25 $19.25 Research Views

Preliminary Analysis Analyst Commentary Following Yeats’ Offer ORWELL OVERVIEW 15 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\15 • “The proposed tender offer ($19.34/sh) for Orwell shares is priced roughly on top of our NAV estimate ($19.25/sh) Our NAV estimate for Orwell is based on a 5.5% nominal cap rate and a value of $485 per sq. ft., providing a proxy for the value of the tender offer.” - Firm C, Sept. 30, 2013 • “In our view, given the offer’s discount to pre-tax IFRS value, the trading valuation of the US peers, and the management structure that Orwell holders would take on, we believe a higher offer price is justifiable.” - Firm D, Sept. 30, 2013 • “A reduced “tower structure” of discounts upon discounts within Yeats should eventually aid BAM’s valuation We continue to believe Yeats’s growth along with BAM’s public-private GP-LP model is a much longer-term development story.” - Firm E, Sept. 30, 2013 • “We continue to view incremental leasing here as the key to a higher tender offer from Yeats[] While we still expect Yeats to modestly sweeten their current offer in order to meet their goals (and avoid leaving a bad taste in investors’ mouths), we expect less than a 5% increase in their offer (with IFRS book value the upper boundary).” - Firm A, Oct. 25, 2013 Project Scribe • “Out initial take on the $19.34 offer price is that it was somewhat low. We would have otherwise expected an offer valuation that was in excess of $20, and more in-line with Orwell’s IFRS BVPS. The proverbial “catch 22” in this situation appears to be that Yeats’s somewhat low offer price is a function of the sizable discount to which its units trade, relative to their IFRS BVPU We place reasonable odds on a modest value enhancement in Yeats’s offer.” - Firm B Oct. 1, 2013

Preliminary Analysis Project Scribe 16 Section 3 Orwell Valuation 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\16

Preliminary Analysis

Project Scribe

ORWELL VALUATION

Introduction to Valuation: Summary of Approaches

Valuation Methodology	Description	Applicability to Orwell?	Applicability to Yeats?
Net Asset Value	• Bottom-up, "sum-of-the-parts" methodology – intended to arrive at a private market valuation; does not include costs to liquidate	• Yes	• Yes
Precedent Transactions	• Looks at similar transactions to estimate value	• Yes	• No – Orwell shareholders receiving shares in Yeats. No known control premium as part of offer
Comparable Companies	• Estimate of value based on unlevered and levered trading metrics (e.g., FFO, implied cap rate, premium / discount to NAV, etc.) of selected peers	• Yes – a number of "pure play office" public comparables (though no perfect comparable company)	• No – no "pure play" public comparable given holdings and structure of Yeats
Dividend Discount Model	• Values future dividends and future terminal stock price	• Yes	• Yes

Reference Point	Description	Applicability to Orwell?	Applicability to Yeats?
52-Week and 30-Day Trading Ranges	• Market valuation of shares over the last twelve months and last 30 days • Includes volume-weighted average price	• Yes	• Yes, though may be influenced by limited liquidity
Consensus Price Target	• Examines price targets from Wall Street Analysts • Generally forward-looking metric	• Yes –well-covered by Analyst community	• No – no current research coverage
Consensus NAV Estimate	• Examines NAV estimates from Wall Street Analysts and Green Street Advisors • Assessment of current value of the portfolio / holdings	• Yes – covered by Green Street Advisors and Wall Street Analysts	• No – no current research coverage

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17

Preliminary Analysis Highlights of Preliminary Orwell NAV Valuation Project Scribe ORWELL VALUATION 18 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\18 Operating Real Estate – US$MM 1 Notes 1. Mid-point cap rates generally reflect the average of third-party cap rate data (adjusted in certain circumstances). Low and high cap rates reflect mid-point cap rates raised or lowered by 20 bps 2. Exit cap rates generally reflect current cap rate increased by 10 bps annually until the end of the DCF period 3. Mid-point discount rates generally based on third-party discount rate data (adjusted in certain circumstances). Low and high discount rates reflect mid-point discount rates raised or lowered by 25 bps 4. Recently acquired NYMEX building included in asset value at proportion (at acquisition price) and # of assets only; asset statistics not reflected in occupancy, cap rates, or value per square foot 5. MPG Office Trust assets included in value PSF and asset value at proportion (at acquisition price) figures only; asset statistics not reflected in # of assets, occupancy, or cap rates 6. Includes Denver, Boston, and Seattle. Recently acquired 685 Market included in asset value at proportion (at acquisition price) and # of assets only; asset statistics not reflected in occupancy, cap rates, or value per square foot Source Based on Company projections, assets, and occupancy as provided on November 27, 2013; 450 W, 33rd shown with redevelopment projects on page 20 DCF # of Occu- 2014 Cap Rates Value PSF ($) Exit Cap Discount Rate Avg. Hold Asset Value At Pro-Rata Share Assets pancy (%) Low High Low High Low High Low High Period (yrs) Low High U.S. NY Downtown - Capped NOI 1 99% 5.1% 4.7% 572 621 1,334 1,449 NY Downtown - DCF (4) 7 71% 1.2% 1.1% 382 422 5.6% 5.2% 7.3% 6.8% 4.0 3,839 4,222 NY Downtown - Total 5,173 5,671 NY Midtown - Capped NOI 2 96% 5.4% 5.0% 950 1,029 1,820 1,966 NY Midtown - DCF 1 89% 3.6% 3.3% 918 1,000 5.2% 4.8% 7.2% 6.7% 2.0 603 656 NY Midtown - Total 2,422 2,623 Washington DC - Capped NOI 7 98% 5.3% 4.9% 649 702 1,041 1,126 Washington DC - DCF 4 63% 2.1% 1.9% 458 509 5.9% 5.5% 7.4% 6.9% 5.0 321 357 Washington DC - Total 1,363 1,483 Virginia - Capped NOI 3 98% 7.0% 6.6% 361 383 204 217 Virginia - DCF 5 92% 7.1% 6.7% 298 319 7.8% 7.4% 8.4% 7.9% 7.8 373 400 Virginia - Total 578 616 MD - Capped NOI 2 91% 7.0% 6.6% 351 373 208 221 MD - DCF 1 80% 6.1% 5.7% 239 255 7.4% 7.0% 9.1% 8.6% 4.0 137 146 MD - Total 345 367 Houston - Capped NOI 7 95% 6.5% 6.1% 282 300 1,316 1,402 Houston - DCF 1 76% 4.5% 4.2% 344 368 6.7% 6.3% 8.9% 8.4% 2.0 284 304 Houston - Total 1,599 1,706 LA - Capped NOI 3 92% 5.6% 5.2% 360 388 474 511 LA (5) - DCF 2 88% 4.9% 4.5% 389 394 5.9% 5.5% 7.5% 7.0% 3.7 1,062 1,076 LA - Total 1,536 1,587 Rest of US (6) - Capped NOI 2 93% 6.2% 5.8% 303 324 613 656 Rest of US (6) - DCF 3 62% 3.4% 3.1% 317 345 5.9% 5.5% 8.3% 7.8% 3.0 617 664 Rest of US (6) - Total 1,230 1,320 US - Total 51 14,246 15,372 (1) (2) (3)

Preliminary Analysis Highlights of Preliminary Orwell NAV Valuation (cont’d) Project Scribe ORWELL VALUATION 19 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\19 Operating Real Estate – US$MM (cont’d) 1 Notes 1. Mid-point cap rates generally reflect the average of third-party cap rate data (adjusted in certain circumstances). Low and high cap rates reflect mid-point cap rates raised or lowered by 20 bps 2. Exit cap rates reflect current cap rate increased by 10 bps annually until the end of DCF period 3. Mid-point discount rates generally based on third-party discount rate data (adjusted in certain circumstances). Low and high discount rates reflect mid-point discount rates raised or lowered by 25 bps 4. Wynyard assets included in asset value at proportion only; asset statistics not reflected in # of assets, occupancy, cap rates, or value per square foot Source Based on Company projections, assets, and occupancy as provided on November 27, 2013 DCF # of Occu- 2014 Cap Rates Value PSF ($) Exit Cap Discount Rate Avg. Hold Asset Value At Pro-Rata Share Assets pancy (%) Low High Low High Low High Low High Period (yrs) Low High Canada Toronto - Capped NOI 12 96% 5.3% 4.9% 453 489 2,401 2,600 Toronto - Total 2,401 2,600 Calgary - Capped NOI 4 100% 5.8% 5.4% 525 564 1,232 1,324 Calgary - Total 1,232 1,324 Ottawa - Capped NOI 3 94% 5.8% 5.4% 271 291 99 106 Ottawa - Total 99 106 Vancouver - DCF 1 87% 4.7% 4.3% 487 525 5.2% 4.8% 7.4% 6.9% 2.0 236 255 Vancouver - Total 236 255 Canada - Total 3,968 4,285 Australia Sydney (4) - DCF 16 95% 7.3% 6.8% 840 905 7.4% 7.0% 8.7% 8.2% 10.0 1,695 1,819 Sydney - Total 1,695 1,819 Melbourne - DCF 5 98% 6.9% 6.5% 542 583 7.2% 6.8% 8.6% 8.1% 10.0 936 1,006 Melbourne - Total 936 1,006 Perth - DCF 3 99% 6.5% 6.0% 880 946 7.3% 6.9% 8.3% 7.8% 10.0 1,107 1,188 Perth - Total 1,107 1,188 Australia - Total 3,738 4,013 UK UK - DCF 5 100% 4.9% 4.7% 1,189 1,253 5.6% 5.2% 7.4% 6.9% 9.9 1,003 1,056 UK - Total 1,003 1,056 All Assets All - Capped NOI 75 96% 5.9% 5.4% 534 575 15,484 16,647 All - DCF 25 75% 2.1% 2.0% 406 445 6.3% 5.9% 7.9% 7.4% 6.4 7,471 8,080 All - Total 100 22,955 24,726 (1) (2) (3)

Preliminary Analysis US$MM Low Base High Region NYC - Manhattan West 473 554 610 450 W. 33rd Street 363 395 430 US Other (1) 85 85 89 Toronto (2) 174 182 191 Calgary (3) 189 189 198 Australia (4) 45 45 47 UK (5) 330 394 459 Total 1,659 1,844 2,025 Development & Redevelopment $MM Stabilized NOI Office 282.5 Residential 38.7 Other 7.8 Total NOI 329.0 Nominal Cap Rate 5.57% Asset Value at Stabilization 5,906.6 Less: Construction Costs (3,633.0) Less: Assumed Developer's Profit (1,181.3) Less: Platform Construction Costs (482.3) Current Value 610.0 Manhattan West Land Valuation (6) Highlights of Preliminary Orwell NAV Valuation (cont’d) Development & Redevelopment, Real Estate Funds and Services Business Project Scribe ORWELL VALUATION 20 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\20 2 3 4 Notes 1. US Other includes Reston Crescent, Block 173, 1501 Tremont Place, Five Allen Center, 711 Polk, Allen Center Clay Street, and 1500 Smith Street 2. Toronto includes Bay Adelaide Center East Tower and Bay Adelaide Center North 3. Calgary includes Brookfield Place Calgary East Tower and Brookfield Place Calgary West Tower 4. Australia includes Brookfield Place Tower 2 and 300 Queen Street 5. UK includes Principal Place Commercial, Principal Place Residential, 100 Bishopsgate, Leandenhall, and London Wall Place 6. NOI, Nominal Cap Rate, Construction Costs, Platform Construction Costs provided by Orwell. Assumed developer profit of 20% of asset value • Development and redevelopment valued based on combination of residual land value, land comps, DCF, cost-based method, and / or review of Orwell IFRS values • Asset management and services businesses values income from the businesses using multiples-based approach US$MM Projections 2014E Fund Fees 45.0 Applied Margin 50% Implied 2014E EBITDA 22.5 Valuation Applied EBITDA Multiple 7.0x - 9.0x Implied Value 158 - 203 Real Estate Funds US$MM Projections 2013 EBITDA 42.1 Assumed Growth Rate 3.0% 2014E EBITDA 43.4 Orwell's Share at 22.4% (Non-controlling) 9.7 Valuation Applied EBITDA Multiple 7.0x - 9.0x Implied Value 68 - 87 Services Business

Preliminary Analysis $MM As of 3Q13 Low Mid High Real Estate, Funds & Services Business Operating Real Estate 22,955 23,808 24,726 Development and Redevelopment 1,659 1,844 2,025 Real Estate Funds 158 180 203 Services Business 68 78 87 Total Real Estate, Funds & Services Business 24,840 25,910 27,041 Other Assets Cash 273 273 273 Net Other Assets (1) (194) (194) (194) Unlevered Asset Value 24,919 25,989 27,120 Liabilities Less: Debt (2) (12,858) (12,858) (12,858) Less: Mark-to-Market on Debt, Hedges & Swaps (451) (451) (451) Less: Capital Securities (644) (644) (644) Less: Preferred Stock (3) (1,701) (1,701) (1,701) Less: Deferred Tax Liabilities (4) (568) (284) -- Net Asset Value 8,698 10,052 11,467 Diluted Shares Outstanding (MM) (5) 510 510 510 NAV / share $17.04 $19.70 $22.47 3Q13 IFRS Value $21.03 $21.03 $21.03 Premium / (Discount) to 3Q13 IFRS Value (19.0%) (6.3%) 6.8% Orwell Net Asset Value Orwell Preliminary NAV Summary Project Scribe ORWELL VALUATION 21 Notes 1. Includes accounts receivables, restricted cash and deposits, other current assets, accounts payable, accrued liabilities, and loans payable 2. Includes share of MPG debt 3. Includes share of MPG preferred and accrued MPG dividends 4. The “low” deferred tax liability represents the present value of the balance sheet deferred tax liabilities (assumes 5 year period, Orwell’s cost of equity as discount rate). The “high” assumes no liability and the “mid” is the average 5. Includes options in the money as of December 2, 2013 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\21 1 2 3 4 Assumptions • Values operating real estate via a combination of DCFs and capped 2014 NOI • Values development via a combination of residual land value, land comps, and costbased method for development • Values fees Orwell receives from its funds (i.e. U.S. Office, DTLA, and Canada) by applying EBITDA multiples (7 – 9x) to these businesses’ estimated EBITDA • Values EBITDA Orwell receives from its services businesses by applying EBITDA multiples (7 – 9x) to its proportionate share of EBITDA 1 2 3 4 Source Based on Company projections as provided on November 27, 2013. Reflect September 30, 2013 balance sheet, pro-forma for recent acquisitions

Project Scribe

Preliminary Analysis

ORWELL VALUATION

Orwell Comparable Companies

- Selected comparables reflect public comparables from the U.S., Canada, and Australia (i.e., Orwell's largest markets)
  - High-quality office assets in leading office markets
  - Range of leverage profiles
  - No perfect comparable
- Orwell's Australian assets comprise approximately 16% of gross asset value
  - Australian comparables, selected based on asset comparability, are externally managed entities with the exception of Dexus

Orwell Tier 1 Comparables - Comparative Analysis

Trading Statistics as of December 2, 2013
$MM, Except per Share and Multiple Data

Company	Size: Equity Mkt. Cap[1]	Size: Total Mkt. Cap[2]	Portfolio: Total SF (MM)	Portfolio: Occupancy (%)	2014 FFOx	GSA: Nominal Cap Rate	GSA: Implied Cap Rate[3]	GSA: P / (D) to NAV	Dividend Yield	Debt / Market Cap
U.S. Comparables										
Boston Properties, Inc.	16,981	29,504	43.8	92.3	18.6x	4.9%	5.1%	(5.8%)	2.6%	39.6%
Douglas Emmett, Inc.	3,987	7,574	17.8	90.1	14.7x	5.3%	5.4%	(4.6%)	3.5%	47.4%
Empire State Realty Trust, Inc.	3,492	4,576	8.4	83.7	19.6x	4.6%	5.1%	(13.5%)	NA	23.7%
Forest City[4]	3,866	12,905	11.7	92.8	16.0x	NA	NA	NA	NM	68.3%
Kilroy Realty Corporation	4,278	6,637	13.5	90.7	18.6x	5.5%	5.7%	(4.6%)	2.8%	32.5%
SL Green Realty Corp.	8,854	18,421	29.7	91.7	16.3x	5.1%	5.2%	(4.2%)	2.2%	47.9%
Vornado Realty Trust	17,569	33,775	62.1	90.4	18.2x	5.1%	5.3%	(8.4%)	3.3%	41.6%
Mean					**17.4x**	**5.1%**	**5.3%**	**(6.9%)**	**2.9%**	**43.0%**
Median					**18.2x**	**5.1%**	**5.3%**	**(5.2%)**	**2.8%**	**41.6%**
Canadian Comparables										
Dundee REIT	2,824	5,371	33.0	95.6	9.4x	NA	NA	(4.9%)[5]	8.0%	50.1%

Company	Size: Equity Mkt. Cap	Size: Gross Asset Value	Portfolio: Total SF (MM)	Portfolio: Occupancy (%)	2014 P/E	Based on Company Estimates: Average Cap Rate	Based on Company Estimates: Implied Cap Rate[3]	Based on Company Estimates: P / (D) to NTA	FY2013 DPS	Look Through
Australian Comparables										
Commonwealth Property Office Fund[6]	2,701	3,538	8.5	96.2	14.8x	7.6%	7.1%	8.8%	5.4%	25.2%
DEXUS Property Group	4,295	6,101	19.1	95.3	12.5x	7.5%	7.6%	(2.9%)	6.1%	29.0%
Investa Office Fund	1,715	2,359	5.4	94.0	12.5x	7.5%	7.8%	(5.0%)	6.1%	26.3%
Mean					**13.3x**	**7.5%**	**7.5%**	**0.3%**	**5.9%**	**26.8%**
Median					**12.5x**	**7.5%**	**7.6%**	**(2.9%)**	**6.1%**	**26.3%**
Orwell - Current	**9,811**	**24,921**	**57.3**	**92.1**	**18.9x**	**5.5%**	**5.5%**	**(1.1%)**	**3.1%**	**51.9%**
Orwell - Pre-Offer (9/27) $16.77	**8,558**	**22,741**			**16.4x**	**5.5%**	**5.8%**	**(12.9%)**	**3.5%**	**52.8%**

Implied Valuation

	2014E P / FFO	P / (D) to GSA NAV
Selected Range of Multiples		
Low	13.7x	(15.4%)
High	17.0x	(11.2%)
Imputed Share Price		
Low	$13.97	$16.29
High	$17.33	$17.09
Selected Share Price	**Low $13.97**	**High $17.33**

Notes
1. Includes shares and operating partnership units
2. Equals the sum of equity market value, consolidated and company's share of unconsolidated debt, non-controlling interest, and preferred securities at liquidation preference
3. Implied cap rates based on share prices as of November 27, 2013
4. Portfolio statistics pertain to office assets only
5. Premium / discount to Company-reported NAV
6. Since October 2013, Commonwealth Property Office Fund has received multiple bids from two separate parties – GPT Group and Dexus

Morgan Stanley

22

Preliminary Analysis Orwell Preliminary Dividend Discount Model Project Scribe ORWELL VALUATION 23 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\23 • Based on projections provided by Orwell • Discount rate assumption reflects an estimate of Orwell’s cost of equity based on CAPM – Predicted beta is Orwell’s global predicted Barra Beta Implied Share Price 2014E 2015E 2016E 2017E 2018E '14E - '18E CAGR PV of Dividends FFO per Share 1.01 1.08 1.09 1.31 1.41 8.9% AFFO per Share 0.43 0.47 0.55 0.86 1.01 23.8% Dividend / Share 0.59 0.65 0.71 0.78 0.84 9.0% Implied FFO Payout Ratio (%) 59.1% 60.1% 64.9% 59.4% 59.4% Discounted Dividend / Share (@ 9.9% Cost of Equity) 0.54 0.54 0.54 0.53 Total Present Value of Dividends 2.15 PV of Terminal Value Applied FFO Multiple to 2018E FFO 15.4x Terminal Value 21.70 PV of Terminal Value 14.89 Implied Share Price Sum of PV Dividends + TV $17.03 Dividend Discount Model – Reflects Dividend Projections from Orwell Model Assumption Base Market Risk Premium (MRP) 6.0% Risk Free Rate (Rf) 2.7% Predicted Beta 1.19 Cost of Equity (KE) 9.9% Cost of Equity Implied Share Price Terminal Value (FFO Multiple) 13.7x 15.4x 17.0x 10.4% 15.16 16.73 18.31 9.9% 15.43 17.03 18.63 9.4% 15.70 17.33 18.95 Cost of Equity (%) Sensitivity Analysis

Preliminary Analysis Orwell Precedent Transactions Project Scribe ORWELL VALUATION 24 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\24 Note 1. Represents average stock price for the 10 trading days ending 5 trading days prior to the announcement of the transaction • Reflects office transactions since 2003 • Premium applied to Orwell’s unaffected stock price – Represents average stock price for the 10 trading days ending 5 trading days prior to the announcement of the transaction As of November 2013, Transactions (Equity Value Greater Than $150MM) Since 2003 Target Premium / (Discount) to: Announced / Completed Date Acquirer / Target Asset Consideration Equity Value Agg. Value Unaffected Share Price (1) Sep-13 / Pending Parkway Properties / Thomas Properties Group Office Stock, Debt 368.1 1,060.9 16.1% Apr-13 / Oct-13 Brookfield Office Properties / MPG Office Trust Office Cash, Debt 190.0 1,790.0 18.2% Nov-12 / Dec-12 Divco West / TPG Capital / Mission West Properties Office Cash, Debt 400.0 798.0 20.8% Dec-11 / Apr-12 Ventas / Cogdell Spencer Medical Office Cash, Debt 248.1 766.7 13.6% Nov-07 / Mar-08 Gramercy Capital Corp. / American Financial Realty Trust Triple Net Office Cash, Stock, Debt 1,101.2 3,177.7 23.3% Jul-07 / Oct-07 Liberty Property Trust / Republic Property Trust Office Cash, Debt 435.1 848.3 32.3% May-07 / Aug-07 Morgan Stanley Real Estate / Crescent Real Estate Equities Office/Diversified Cash, Debt 2,894.3 6,378.2 11.5% Nov-06 / Feb-07 Blackstone Real Estate / Equity Office Properties Office Cash, Debt 22,682.6 38,168.1 14.5% Nov-06 / Mar-07 JP Morgan Special Situations Fund / Columbia Equity Trust Office Cash, Debt 296.9 499.9 10.0% Aug-06 / Nov-06 Morgan Stanley Real Estate Funds / Glenborough Realty Trust Office Cash, Debt 1,021.3 1,894.0 13.7% Aug-06 / Jan-07 SL Green Realty / Reckson Mgmt/Marathon / Reckson Associates Realty Trust Office Cash, Stock, Debt 3,718.5 5,742.8 (2.6%) Jun-06 / Oct-06 Brookfield Properties / Blackstone Group, LP / Trizec Properties & Trizec Canada Office Cash, Debt 4,715.3 8,784.9 25.0% Mar-06 / Jul-06 Blackstone Group LP / CarrAmerica Realty Corp. Office Cash, Debt 2,891.7 5,225.3 13.9% Dec-05 / May-06 GE Capital Real Estate / Arden Realty, Inc. Office Cash, Debt 3,156.2 4,744.2 (0.3%) Oct-05 / Jan-06 Brandywine Realty Trust & Pru Real Estate / Prentiss Properties Office Cash, Stock, Debt 2,211.4 3,058.2 8.2% Jun-05 / Sep-05 DRA Advisors, Inc. / CRT Properties Office Cash, Debt 980.2 1,569.4 19.2% Jan-04 / Apr-04 Aslan Realty Partners II, LP / Great Lakes REIT Office Cash, Debt 279.1 589.1 (5.2%) Select Office Transactions As of November 2013, Transactions (Equity Value Greater Than $150MM) Since 2003 # of Selected Range Orwell Unaffected Implied Share Price Transactions 25% Quartile 75% Quartile Share Price (1) Low High Office Transactions Premium / (Discount) to Unaffected Price 17 10.0% 19.2% $16.76 $18.44 $19.98 Precedent Transactions Analysis

Preliminary Analysis Methodology Assumptions - Comments Net Asset Value • NAV Midpoint: $19.70 Precedent Transactions • Reflects real estate office precedent transactions greater than $150MM since 2003 • Premium Range: 10.0% – 19.2% • Implied Share Price: $18.44 – $19.98 • Unaffected Share Price of $16.76 Comparable Companies Analysis • Comps include: BXP, DEI, ESRT, FCE.A, KRC, SLG, VNO • 2014E FFO Multiple: 13.7x – 17.0x • Premium / (Discount) to GSA NAV: (13.3%) – (10.0%) Dividend Discount Model • Cost of Equity: 10.39% – 9.39% • Exit P / FFO Multiple: 13.7x – 17.0x 52-Week Trading Range (Pre-Offer) • LTM VWAP of $16.79 • 30-Day VWAP of $16.44 • Average of 1.6MM Shares Traded Over the 30 Trading Days Prior to Offer Consensus Price Target (Pre-Offer) • Consensus Pre-Offer Price Target: $17.85 • Current Consensus Price Target: $19.85 Consensus NAV Estimate • Consensus NAV Estimate: $20.36 • Consensus Pre-Offer NAV Estimate: $20.04 • GSA NAV Estimate of $19.25 $17.04 $18.44 $13.97 $15.16 $15.25 $15.00 $19.10 $22.47 $19.98 $17.33 $18.95 $19.19 $20.00 $22.00 $12 $14 $16 $18 $20 $22 $24 IFRS Valuation: $21.03 Offer: $19.34(3) Current Price: $19.22(1) Current Implied Offer Value: $19.60(2) 9/27/2013 Price: $16.77 Consensus Price Target (Pre-Offer) Consensus NAV Estimate (Pre-Offer) LTM VWAP (Pre-Offer) 30-Day VWAP (Pre-Offer) Orwell Preliminary Valuation Summary Project Scribe ORWELL VALUATION 25 Valuation Methodology Consensus NAV Estimate GSA NAV Consensus Price Target Indicative Range ($18.00 - $21.00) 30-Trading Day Range (Pre-Offer) $15.70 $17.34 $18.00 $21.50 Consensus Price Target (Post-Offer) Reference Point Notes 1. As of December 2, 2013 2. Represents $6.45 in cash (1/3 of $19.34) + 2/3 of Yeats stock price as of December 2, 2013 3. $19.34 offer represents headline offer value on 9/30. Consideration will be pro-rated based on a maximum of 174MM Yeats limited partnership units (67%) and a maximum cash consideration of $1.7Bn (33%)

Preliminary Analysis Project Scribe 26 Section 4 Yeats Overview 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\26

Preliminary Analysis US$MM, Unless Otherwise Stated Est. Invested Capital Description Stake (2) Asset Class Geography $ (3) % Direct Real Estate Investment (1) Office, Retail, & Hotel Assets (13 office assets, 1 retail asset, 10 hotels) 50-100% Office / Retail / Hotel Australia, New Zealand, London, Germany 699 4.5% Development Project (1 development project) 100% Office / Retail Brazil 147 1.0% Equity Interests in Public & Private Companies Canary Wharf Group (Position Established in 2003) - Passive, private investment: Songbird owns ~69% of Canary Wharf Group 22% Office / Retail London 1,032 6.7% GGP (Position Established in 2010) 32% Malls U.S. 6,723 43.7% Rouse (Position Established in 2010) (4) 39% Malls U.S. 383 2.5% Orwell (Position Established in 1990) 51% Office U.S., Canada, Australia, UK 5,290 34.4% Private Fund Investments Sector-Specific Real Estate (3 Funds): - Brazil Retail Fund - Hillwood Brookfield Industrial Partners - Fairfield US Multifamily (VAMF) 13-41% Industrial / Multi-family / Retail U.S., Brazil, UK, Mexico, Australia 459 3.0% Opportunity (4 Funds) - BREOF I - BROEF II - RETIP - BSREP 24-55% Multi-Family / Industrial / Office / Retail U.S., Canada, Brazil, Australia, Europe, China 439 2.9% Real Estate Finance (3 Funds) - BREF I - BREF II - BREF III 12-33% Office / Hotel / Multi- Family / Industrial U.S. 206 1.3% Total Invested Capital 15,378 100.0% Yeats Holdings Yeats Overview and Holdings Project Scribe YEATS OVERVIEW 27 Notes 1. Does not include one retail asset in Australia – Dee Why – to be sold. Also does not include three development projects in Australia – one of which has been sold and two of which are to be sold 2. As of September 2013, pro forma for announced GGP / RSE investment (reflects Yeats interest on a fully diluted basis for both companies); private fund investments ownership percentage per Yeats as of November 2013 3. Invested capital as reported in Yeats September profile; GGP and RSE adjusted for projected transaction sources / uses per the GGP / RSE investment announcement presentation. Also includes Yeats’ recent investment in China Xintiandi and Interhotels. Invested capital is not pro-rata for Yeats’ proposed tender offer for the shares of Orwell that it doesn’t already own 4. Rouse was spun-off from GGP in 2011 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\27 • Yeats was spun-off from Marlowe in April 2013 • Marks the third publicly-traded partnership Marlowe has created – Renewable Energy Partners was launched in 2011 – Infrastructure Partners was spun-off from Marlowe in 2008 • Yeats’ strategy is to offer investors exposure to best-inclass real estate assets – Via public company holdings, private funds, or directly held assets

Preliminary Analysis Yeats Portfolio Distribution By Invested Capital (1) Project Scribe YEATS OVERVIEW 28 Notes 1. Invested capital represents equity attributable to Yeats Units and REUs (collectively the “Unitholders”). The interests attributable to REUs are presented as non-controlling interests on the IFRS balance sheet. Does not include equity attributable to corporate segment 2. Per Yeats’ GGP Investor Presentation. Does not include Interhotels or China Xintiandi 3. Assumes Yeats acquires 100% of Orwell 4. Pro forma for Orwell transaction assumes acquisition of 100% of Orwell at $5,036MM per Yeats’ September acquisition announcement investor presentation Yeats Post GGP & Rouse Investment (2) Yeats Pro-Forma for Proposed Orwell Transaction (3) Office 46% Retail 50% Multifamily, Industrial and Other 4% U.S. 72% Australia 12% Europe 10% Canada 3% Brazil 3% By Sector By Geography By Type of Investment Public 82% Direct 12% Fund 6% Office 60% Retail 37% Multifamily, Industrial and Other 3% U.S. 70% Australia 14% Europe 9% Canada 5% Brazil 2% By Sector By Geography By Type of Investment Direct 60% Public 35% Fund 5% GGP 44% Orwell 35% Canary Wharf 7% Other 14% GGP 33% Orwell 51% Canary Wharf 5% Other 11% By Investment By Investment (4) Source GGP Yeats Investor Presentation as of November 1, 2013, Company Filings

Preliminary Analysis Yeats Highlights Per Orwell & Marlowe Research Project Scribe YEATS OVERVIEW 29 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\29 Key Considerations Externally Managed Limited Liquidity Large Percentage of Value from Public Companies / Passive Investments in Private Companies Difficult to Value Addressed by Transaction? Key Attributes Flagship Real Estate Platform Sponsorship from Marlowe . • No current active coverage of Yeats – Reflects themes about Yeats per Orwell and Marlowe research reports

Preliminary Analysis Total Returns Since Yeats’ Spinoff Indexed to 100 85 90 95 100 105 110 115 Apr-13 Jun-13 Aug-13 Oct-13 Dec-13 Yeats Orwell RMZ Yeats’ Discount to IFRS Book Value (3) (4) Since Yeats’ Spinoff % (30) (25) (20) (15) (10) (5) 0 Apr-13 Jun-13 Aug-13 Oct-13 Dec-13 Source CapIQ Yeats Historical Returns and Relative Valuation YEATS OVERVIEW 30 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\30 (3) (3) • Yeats has traded relatively inline with the RMZ since its spin-off from Marlowe • Yeats’ discount to IFRS Book Value has widened since its spin-off Source CapIQ, Company Financials (26%) (2%) 14% (8%) Project Scribe Sept-13 Yeats Proposes Tender Offer Returns Since T-1 Announcement (1) % Yeats Orwell RMZ Absolute 6.3% 15.5% (2.6%) Returns Post-Announcement (2) % Yeats Orwell RMZ Absolute 6.4% 1.5% (1.6%) Notes 1. Returns since September 27, 2013 (i.e., day prior to announcement) close price to December 2, 2013 2. Returns since September 30, 2013 (i.e., day of announcement) close to December 2, 2013 3. Reflects NYSE Orwell and Yeats stock prices 4. Yeats’ IFRS book value was $25.32 prior to June 30, 2013; following June 30, it was $25.64; following September 30, it was $26.09

Project Scribe

Preliminary Analysis

- Snapshot of Yeats' investor base based on its top 20 institutional investors
  - Important to note that it's difficult to discern Yeats' true investor base as foreign investors may synthetically own Yeats via swaps (to eliminate potential tax issues)
- Yeats' largest institutional investors have little overlap among Orwell, Canadian REIT, and US REIT investors

YEATS OVERVIEW

Yeats Shareholder Analysis

Top 20 Current Institutional Investors in Yeats [1]

Institutional Investor	% of FDSO	% of FDSO Excluding Marlowe	Top 20 Holder of Orwell	Top 20 Holder of Marlowe	Top 20 Holder of Top 10 US REITs[2]	Top 20 Holder of Top 10 Canadian REITs[2]
Marlowe	89.4	--	✓			
Future Fund Board of Guardians	2.2	21.2				
Investment Corporation of Dubai	1.9	18.0				
CI Investments Inc.	0.7	6.9	✓	✓		✓
Goldman Sachs Financial Markets LP	0.2	1.7				
Invesco Canada Ltd.	0.1	1.4		✓		
Cockwell, Jack Lynn	0.1	1.1				
RBC Dominion Securities, Inc.	0.1	1.1				
Neuberger Berman, LLC	0.1	0.9				
Davis Selected Advisers, L.P.	0.1	0.9		✓		
Citi Investment Research (US)	0.1	0.9				
Barometer Capital Management Inc.	0.1	0.7				
Horizon Kinetics LLC	0.1	0.7				
Principal Global Investors (Equity)	0.1	0.6		✓		
First Manhattan Company	0.1	0.6		✓		
Deutsche Asset Management Americas	0.1	0.6				
DePrince, Race & Zollo, Inc.	0.1	0.6				
Flatt, J. Bruce	0.1	0.5				
Goldman Sachs & Company, Inc.	0.1	0.5				
Davenport Asset Management	0.1	0.5				
Total	**95.7**	**59.4**				

Yeats Geographic Shareholder Breakdown [3]

As of 3Q13

%


Canada
17%
United States
19%
Other
63%

Source Thomson

Yeats Shareholder Mix [3]

As of 3Q13

%


Retail
34%
Institutional
66%

Source Thomson

Notes
1. As of 3Q13, pro-forma for the GGP and Rouse transaction
2. US REITs reflect the ten largest US REITs in the RMZ by equity market cap. Canadian REITs reflect the ten largest Canadian REITs by equity market cap
3. Percentages based on total investment amount and exclude Marlowe's ownership stake

Morgan Stanley

31

Preliminary Analysis Yeats Trading Range Analysis YEATS OVERVIEW 32 Notes 1. As of December 2, 2013 2. Reflects performance of Yeats on the NYSE $18 $20 $22 $24 Pre-Offer (4/15 - 9/27) Post-Offer (9/30 - 12/2) <25% 25%-50% 50%-75% 75%-100% Yeats Stock Price Trading Range (1) Share Price $USD Volume (MM) 43 7 % of Float 125% 20% $19.00 $20.95 $21.34 $23.44 Current:: $19.73 (1) Source Capital IQ $22.01 $18.99 $19.18 $19.31 $19.82 $19.52 Project Scribe • Since Yeats’ spin-off, 67% of Yeats shares have traded on the NYSE and 33% have traded on the TSX 15 17 19 21 23 25 Apr-13 Jun-13 Aug-13 Oct-13 Dec-13 Yeats Price Performance (2) Spin-Off to 12/2/2013 $ VWAP: $20.80 VWAP: $19.33 $19.73 Source Capital IQ

Preliminary Analysis Yeats Comparable Companies Project Scribe YEATS OVERVIEW 33 • Yeats’ business has three distinguishing factors – External management – Minority positions in public companies and LP interests in funds – Significant diversification across asset classes and markets • As a result, it is difficult to identify public comparables that share all aspects of Yeats’ business 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\33 Externally-Managed Partial Interests Highly Diversified

Preliminary Analysis

Project Scribe

YEATS OVERVIEW

Yeats Financial Projections

- Reflects financial projections as prepared by Yeats as of November 16, 2013 – proportionate accounting (i.e., at share of all investments)
- Yeats has said that it targets
  - 3 – 5% annual growth for distributions
  - An FFO payout ratio of 80%

Summary Financial Projections

Yeats - Standalone Projections (1)(2)

US$MM, Proportionate Basis

	2014E	2015E	2016E	2017E
Proportionate Cash Flow				
Cash FFO	580	635	731	833
Total Investing Activities	673	783	(38)	414
Total Financing Activities	(798)	(83)	132	(579)
Total Other (4)	(565)	(447)	(557)	(702)
Cash Generated	(110)	888	268	(34)
Dividend Metrics				
Dividends	541	541	551	611
Dividends / Share	$1.00	$1.00	$1.02	$1.13

Yeats - Pro Forma Projections (1)(3)

US$MM, Proportionate Basis

	2014E	2015E	2016E	2017E
Proportionate Cash Flow				
Cash FFO	673	833	989	1,177
Total Investing Activities	(3,981)	526	19	348
Total Financing Activities	4,397	(895)	(21)	(374)
Total Other (4)	(776)	(501)	(808)	(1,024)
Cash Generated	313	(37)	179	127
Dividend Metrics				
Dividends	672	715	732	841
Dividends / Share	$1.07	$1.00	$1.03	$1.18

Yeats - Standalone & Pro Forma Capital Structure

US$MM

		Adjustments		
	Pre	Orwell	Funding	Post
Price as of 12/2/13	19.73			19.73
TSO	540		174	714
Equity Market Cap.	**10,656**			**14,089**
Debt (5)	1,472	12,858	1,662	15,992
Capital Securities	1,250	644		1,894
Preferred	25	1,542		1,567
Total Market Cap.	**13,403**			**33,542**
(Cash)	(18)	(273)		(291)
Aggregate Value	**13,385**			**33,250**

Source: Reflects September 30, 2013 Yeats' balance sheet in "Standalone" scenario, adjusted for recent acquisitions

Yeats Assets


Canary Wharf, UK
Rouse Gateway Mall, Springfield, OR
GGP Ala Moana Center, Honolulu, HI
Orwell 300 Madison Ave., New York, NY

Notes
1. Reflects $1.4Bn investment in GGP & RSE, recent BSREP acquisitions including IDI, EZW Gazeley, etc., sale of Australian portfolio over 2014 – 2016, sale of Canary Wharf stake in 2015, and no incremental investments in real estate funds
2. Reflects treatment of Orwell as status quo (i.e., prior to the proposed tender offer for the shares of Orwell that it doesn't already own)
3. Reflects acquisition of remainder of Orwell in 2H2014
4. Includes dividends, preferred dividends, contributions, and working capital
5. Pre-transaction Yeats debt includes debt on directly held assets and corporate level debt as of September 30, 2013, pro-forma for recent acquisitions

Morgan Stanley

34

Preliminary Analysis Project Scribe 35 Section 5 Yeats Valuation 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\35

Preliminary Analysis Methodology Assumptions – Comments Comparable Companies Analysis • Comps include: MAC, SPG, and TCO • 2014E FFO Multiple: 15.7x - 17.0x • GSA Implied Cap Rate: 5.67% - 5.62% • Premium / (Discount) to GSA NAV: (11.7%) - (7.4%) Recent Transactions • BX May 2013 Block Trade: $22.90 • Pershing Square Sept 2013 Repurchase: $20.00 • Yeats Nov 2013 Purchase: $20.39 Consensus Price Target • Consensus Price Target: $22.97 Consensus / GSA NAV • GSA NAV Estimate of $23.00 • Consensus NAV Estimate of $23.78 52-Week Trading Range • LTM VWAP of $20.33 • 30-Trading Day VWAP of $20.92 • Average Daily Trading Volume of 3.7MM Shares Over the 30 Trading Days Prior to Offer $19.83 $20.00 $21.00 $21.09 $18.63 $21.57 $22.90 $25.00 $27.23 $23.33 $16 $18 $20 $22 $24 $26 $28 Current Price: $20.50 (2) Yeats IFRS Value: $23.99 GGP Preliminary Valuation Summary – Per Share (1) Project Scribe YEATS VALUATION 36 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\36 Notes 1. Yeats owns 255.4MM shares of GGP 2. As of December 2, 2013 A B C D E Reference Point Valuation Methodology Consensus NAV Estimate GSA NAV Consensus Price Target LTM VWAP 30-Trading Day VWAP Indicative Range ($20.50 - $22.55) 30-Trading Day Range $20.36 $21.61

Preliminary Analysis Methodology Assumptions – Comments Comparable Companies Analysis • Comps include: CBL, GRT, and PEI • 2014E FFO Multiple: 7.9x - 9.1x • GSA Implied Cap Rate: 8.28% - 6.81% • Premium / (Discount) to GSA NAV: (39.1%) - (30.9%) GSA NAV • GSA NAV Estimate of $17.25 • GSA Warranted Share Price of $15.25 52-Week Trading Range • LTM VWAP of $18.79 • 30-Trading Day VWAP of $21.17 • Average Daily Trading Volume of 0.1MM Shares Over the 30 Trading Days Prior to Offer $10.50 $14.86 $26.72 $24.77 $10 $13 $16 $19 $22 $25 $28 Current Price: $24.00 (2) Yeats IFRS Value: $20.48 Yeats Nov 13 Purchase Price: $20.03 Project Scribe YEATS VALUATION 37 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\37 Notes 1. Assumes Yeats owns 19.4MM shares of RSE 2. As of December 2, 2013 A B C Reference Point Valuation Methodology Rouse Preliminary Valuation Summary – Per Share (1) Indicative Range ($19.73 - $24.39) 30-Trading Day Range $19.73 $24.39 LTM VWAP GSA NAV 30-Trading Day VWAP GSA Warranted Share Price

Preliminary Analysis US$ per Share / US$MM (22% stake) Source: Company Reports, Broker Consensus, Capital IQ $5.35 / $753 $5.80 / $815 $7.02 / $988 $6.06 / $853 $5.57 / $784 $7.33 / $1,031 $7.58 / $1,066 400 500 600 700 800 900 Implied Value based on SBD Reported CWG EPRA NNNAV (Jun-13) Reported CWG EPRA NAV (Jun-13) (Trading Comparables: BLND / LAND) Adjusted NNAV Adj. for Iliust. Illiquidity Disc. Preliminary Valuation Range for CWG Project Scribe YEATS VALUATION 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\38 38 • Estimated a preliminary valuation of £526 MM – 637MM or US$853 MM – 1.03 Bn for Yeats’ approximately 22% stake in Canary Wharf Group • Limited precedent transactions involving a minority stake in Canary Wharf • Valuation reflects the following methodologies – Implied value based on Songbird’s market capitalization and analyst price forecasts – Canary Wharf Group’s reported EPRA NNNAV and NAV – Canary Wharf Group’s NNNAV and NAV adjusted by a revaluation of development assets as estimated by Green Street Advisors – Listed peers (namely British Land and Land Securities) – Adjusted NNAV • Implied value based on Songbird’s valuation, which reflects current market prices (low-end) and Analyst price targets (high-end) • Implied market value of Canary Wharf Group as reflected in Songbird Estates’ market capitalization and analyst consensus price targets as of 22 Nov 2013 • Reported EPRA NNNAV: • Canary Wharf EPRA NNNAV as of June 2013 • GSA implied NNNAV based on revaluation of development assets as published on 26 Nov 2013 by Green Street Advisors • Reported EPRA NAV: • Limited precedent transactions involving a minority stake in Canary Wharf • An illustrative range of (2.8%) to +1.4% has been applied to EPRA NAV, which reflects levels at which British Land and Land Securities currently trade (as of 22 Nov 2013) • Adjusted NNAV (1): • Estimated NNAV to be approximately $7.58, which reflects adjustments to Canary Wharf’s June 2013 NAV for rental growth, cap rate compression, and the development pipeline and a mark-to-market of debt among other items • Applied an up to 20% illiquidity discount reflecting the fact that the stake in question is a minority stake in a private entity with limited control rights Methodology Target Price Current Share Price Reported NAV (Jun-13): $7.22 Up to ~20% Illiquidity Discount applied to Adjusted NAV of $7.58 Reported NNNAV (Jun-13): $5.80 Indicative range based on the 2 most liquid UK listed real estate stocks: (2.8%) - +1.4% to EPRA NAV A GSA Implied NNNAV: $6.78 Note 1. Adjusted NNAV takes into account the full mark to market on the fixed rate notes, floating rate notes and swaps of the Canary Wharf Group securitization but excludes the deferred tax liabilities GSA Implied NAV: $8.50 A B C D A B C D Canary Wharf Group Preliminary Valuation Approximately US$853 MM – $1.03Bn £MM

Preliminary Analysis US$MM DCF # of Ownership Value PSF 2014 Implied Cap Rates Exit Cap Discount Rate Asset Value at Share Assets % Low High Low High Low High Low High Low High Australia Assets - 6 Office, 1 Retail 7 50-100% 329 360 8.6% 7.8% 7.9% 7.7% 9.6% 8.6% 806 881 Multiplex New Zealand Property Fund - 6 Office 6 44% 209 228 9.9% 9.1% 8.7% 8.5% 10.3% 9.3% 68 74 London - 1 Office Building in Canary Wharf 1 100% 1,072 1,148 5.5% 5.1% 5.5% 5.0% 6.0% 6.0% 596 638 Europe - Interhotels Portfolio 11 50% 76 76 NA NA NA NA NA NA 341 341 Total 25 6.9% 6.6% 8.2% 7.6% 1,811 1,934 Operating Real Estate Yeats Preliminary Operating Real Estate Valuation Project Scribe YEATS VALUATION 39 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\39 • Australian, New Zealand, and UK assets valued using a DCF approach • Interhotels portfolio based on acquisition price at Yeats’ share Source Based on Company projections provided as of November 16, 2013 and information provided by the Company as of December 2, 2013 Note 1. Represents value per key in US$000’s (1) (1)

Preliminary Analysis Yeats Development Project & Fund Interests Project Scribe YEATS VALUATION 40 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\40 • Yeats’ Giroflex development project valued at Property Value, flexed by 5% in low and high case • Fund LP interests generally valued at IFRS Value at high end, flexed downwards by 10 and 20% – BSREP adjusted upwards for recent China Xintiandi investment and IDI – Brazil Retail Fund is $235 - $298MM • Net invested capital can vary considerably compared to IFRS value due to fund vintage and investment period, among other reasons Note 1. BSREP includes investment in IDI and China Xintiandi; excludes Wynyard (1) $MM Low Mid High Giroflex – Brazil 159 168 176 Development Project US$MM Fund Yeats Net Equity Value at Share (1) Fund Size Close % Interest Invested Capital Low Mid High Opportunity Funds BREOF I 242 7/14/2006 55% 117 61 69 76 BREOF II 262 3/30/2009 27% 79 56 63 71 RETIP 567 3/3/2010 24% 105 42 48 53 BSREP 4,350 7/18/2013 31% 686 489 551 612 Real Estate Finance Funds BREF I 600 3/17/2005 33% 116 118 133 148 BREF II 727 5/29/2008 27% 100 22 25 28 BREF III 422 9/30/2012 12% 32 15 17 19 Sector-Specific Real Estate Funds Brazil Retail Fund 986 5/25/2007 35% 182 235 267 298 Hillwood Brookfield Industrial Partners 410 12/23/2011 41% 76 72 81 90 Fairfield US Multifamily (VAMF) 323 7/20/2012 13% 34 29 33 37 Total 8,888 33% 1,527 1,141 1,286 1,431 Fund LP Interests

Preliminary Analysis $MM Low Base High Equity Investments in Public & Private Companies GGP 5,235 5,497 5,758 GGP Warrants (1) 794 842 890 Rouse 383 428 473 Canary Wharf 853 942 1,031 Orwell 4,250 4,912 5,603 Total 11,514 12,620 13,756 Real Estate and Funds Operating Real Estate 1,811 1,871 1,934 Development Project 159 168 176 Fund LP Interests 1,141 1,286 1,431 Total Real Estate and Funds 3,111 3,325 3,541 Other Assets Cash and Cash Equivalents 18 18 18 Net Other Assets (2) (196) (196) (196) Unlevered Asset Value 14,447 15,767 17,119 Less: Debt (1,472) (1,472) (1,472) Less: Mark-to-Market on Debt, Swaps & Hedges (81) (81) (81) Less: Capital Securities (1,250) (1,250) (1,250) Less: Preferred Stock (25) (25) (25) Less: Deferred Tax Liability (296) (148) -- Net Asset Value 11,322 12,790 14,290 Diluted Shares Outstanding (MM) 540 540 540 NAV per Share $20.96 $23.68 $26.46 IFRS Value As Of Nov Corporate Profile (3) $25.14 $25.14 $25.14 Premium / (Discount) to IFRS Value (16.6%) (5.8%) 5.2% Yeats Net Asset Value Yeats Preliminary Net Asset Value Summary Project Scribe YEATS VALUATION 41 Notes 1. Per the Black-Scholes Model, the estimated range for the theoretical value of the warrants is $794MM to $890MM using the following inputs: $20.67 stock price (as of 11/22/13), $9.41 and $9.19 strike prices (for the two tranches of warrants), assumed 15% - 50% volatility rates, 1.143 shares per warrant (11/22/13 conversion rate), and a risk-free rate of 1.013%. This theoretical value also assumes zero borrow costs and no transfer restrictions. 2. Net other assets includes accounts receivables and other assets, Orwell securities, other liabilities, funding for IDI, Interhotels and China Xintiandi, and assets held for sale 3. Pro forma for October GGP investment 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\41 1 2 3 4 5 6 Assumptions • Reflects stock price as of December 2, 2013 plus 10% • Per Black-Scholes Model and precedent transactions • Reflects 30-trading day range • Estimated NAV • Estimated NAV • Valued operating real estate via DCFs • Reflects IFRS value flexed by + / - 5% • Reflects IFRS values generally adjusted downwards by 10-20% for mid and low case 7 8 1 2 3 4 5 6 7 8

Preliminary Analysis $MM Yeats Standalone Orwell Transaction Yeats PF for Orwell Low Mid High Low Mid High Low Mid High Equity Interests in Public & Private Companies GGP 5,235 5,497 5,758 -- -- -- 5,235 5,497 5,758 GGP Warrants 794 842 890 -- -- -- 794 842 890 Rouse 383 428 473 -- -- -- 383 428 473 Orwell 4,250 4,912 5,603 (4,250) (4,912) (5,603) -- -- -- Canary Wharf 853 942 1,031 -- -- -- 853 942 1,031 Total 11,514 12,620 13,756 (4,250) (4,912) (5,603) 7,264 7,708 8,153 Real Estate, Funds & Services Business Operating Real Estate 1,811 1,871 1,934 22,955 23,808 24,726 24,766 25,679 26,660 Development Project 159 168 176 1,659 1,844 2,025 1,819 2,012 2,201 Fund LP Interests 1,141 1,286 1,431 158 180 203 1,299 1,466 1,634 Service Business -- -- -- 68 78 87 68 78 87 Total 3,111 3,325 3,541 24,840 25,910 27,041 27,951 29,235 30,582 Other Assets Cash and Cash Equivalents 18 18 18 273 273 273 291 291 291 Net Other Assets (1) (196) (196) (196) (194) (194) (194) (390) (390) (390) Unlevered Asset Value 14,447 15,767 17,119 20,669 21,078 21,517 35,116 36,844 38,636 Less: Debt (1,472) (1,472) (1,472) (12,858) (12,858) (12,858) (14,330) (14,330) (14,330) Less: Mark-to-Market on Debt, Swaps & Hedges (81) (81) (81) (451) (451) (451) (532) (532) (532) Less: Capital Securities (1,250) (1,250) (1,250) (644) (644) (644) (1,894) (1,894) (1,894) Less: Preferred Stock (25) (25) (25) (1,701) (1,701) (1,701) (1,726) (1,726) (1,726) Less: Deferred Tax Liability (296) (148) -- (568) (284) -- (864) (432) -- Less: Acquisition Facility -- -- -- (1,662) (1,662) (1,662) (1,662) (1,662) (1,662) Net Asset Value 11,322 12,790 14,290 2,786 3,478 4,202 14,108 16,268 18,492 Diluted Shares Outstanding (MM) 540 540 540 174 174 174 714 714 714 NAV per Share $20.96 $23.68 $26.46 -- -- -- $19.76 $22.78 $25.90 Yeats Pro Forma Net Asset Value Yeats Preliminary NAV Summary – Pro Forma for Orwell Project Scribe YEATS VALUATION 42 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\42 Note 1. Net other assets includes accounts receivables and other assets, Orwell securities, other liabilities, funding for IDI, Interhotels and China Xintiandi, and assets held for sale

Preliminary Analysis Yeats Preliminary Dividend Discount Model Yeats Standalone Project Scribe YEATS VALUATION 43 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\43 Source Based on Company projections as of November 16, 2013 Implied Share Price Cost of Equity (%) 8.3% 7.8% 7.3% 3.3% 20.71 23.07 26.03 3.5% 21.48 24.04 27.29 3.7% 22.32 25.11 28.69 Terminal Growth Rate (%) Sensitivity Analysis Assumption Base Market Risk Premium (MRP) 6.0% Risk Free Rate (Rf) 2.7% Predicted Beta 0.84 Cost of Equity (KE) 7.8% Cost of Equity - Yeats Standalone Implied Share Price 2014E 2015E 2016E 2017E PV of Dividends Dividend / Share 1.00 1.00 1.02 1.13 Discounted Dividend / Share 0.93 0.86 0.82 0.84 Total Present Value of Dividends 3.45 PV of Terminal Value Terminal Value (Perpetuity Growth Method) 27.77 PV of Terminal Value 20.59 Implied Share Price Sum of PV Dividends + TV $24.04 Dividend Discount Model – Yeats Standalone • Reflects a perpetual dividend growth rate of 3.5% for terminal value

Preliminary Analysis Yeats Preliminary Dividend Discount Model Yeats Pro Forma for 100% of Orwell Project Scribe YEATS VALUATION 44 Note 1. Pro forma beta based on predicted betas of Orwell and Yeats weighted by market cap 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\44 Source Based on Company projections as of November 16, 2013 Implied Share Price 2014E 2015E 2016E 2017E PV of Dividends Dividend / Share 1.00 1.00 1.03 1.18 Discounted Dividend / Share 0.92 0.85 0.80 0.85 Total Present Value of Dividends 3.41 PV of Terminal Value Terminal Value (Perpetuity Growth Method) 32.02 PV of Terminal Value 22.99 Implied Share Price Sum of PV Dividends + TV $26.41 Dividend Discount Model - Yeats Pro Forma for 100% of Orwell Implied Share Price Cost of Equity (%) 9.1% 8.6% 8.1% 4.6% 22.44 25.23 28.81 4.8% 23.36 26.41 30.37 5.0% 24.36 27.71 32.13 Terminal Growth Rate (%) Sensitivity Analysis Assumption Base Market Risk Premium (MRP) 6.0% Risk Free Rate (Rf) 2.7% Predicted Beta (1) 0.98 Cost of Equity (KE) 8.6% Cost of Equity - Yeats Pro Forma • Reflects a perpetual dividend growth rate of 4.8% for terminal value

Preliminary Analysis Methodology Assumptions – Comments Net Asset Value • Yeats Standalone NAV Estimate: $20.96 - $26.46 Dividend Discount Model • Yeats Standalone: $20.71 - $28.69 - Cost of Equity: 8.26% - 7.26% - Terminal Growth Rate: 3.3% - 3.7% Trading Range Since Spin-Off • Yeats Standalone: - Low of $18.80 - High of $25.00 • VWAP since spin-off of $21.15 • 30-Trading Day VWAP of $19.39 • Average Daily Trading Volume of 0.1MM Shares Over the 30 Trading Days Prior to Offer Net Asset Value • Yeats Pro Forma NAV Estimate: $19.76 - $25.90 Dividend Discount Model • Yeats Pro Forma: $22.44 - $32.13 - Cost of Equity: 9.13% - 8.13% - Terminal Growth Rate: 4.6% - 5.0% $20.96 $20.71 $18.80 $19.76 $22.44 $26.46 $28.69 $25.00 $25.90 $32.13 $18 $20 $22 $24 $26 $28 $30 $32 $34 IFRS Valuation: $25.14 (3) Current Price: $19.73 (1) Co. Estimated Pro Forma IFRS: $23.73(2) Yeats Preliminary Valuation Summary Project Scribe YEATS VALUATION 45 VWAP Since Spin-Off Reference Point Valuation Methodology Notes 1. As of December 2, 2013 2. Pro forma IFRS value for GGP and Orwell acquisition, per 2Q13 Investor Presentation 3. As of November Corporate Profile, pro-forma for GGP investment Yeats Standalone Yeats Pro-Forma for Proposed Orwell Transaction Standalone and Pro Forma for Proposed Orwell Transaction 30-Day VWAP 30-Trading Day Range $19.03 $19.81 Valuation Methodology Yeats - Standalone Yeats – Pro-Forma for Proposed Orwell Transaction Yeats Preliminary Valuation ($19.00 - $22.00)

Preliminary Analysis Project Scribe 46 Section 6 Preliminary Takeaways / Conclusions

Preliminary Analysis Preliminary Conclusions Project Scribe PRELIMINARY TAKEAWAYS / CONCLUSIONS 47 Notes 1. As of December 2, 2013 2. $19.34 offer represents headline offer value on 9/30. Consideration will be pro-rated based on a maximum of 174MM Yeats limited partnership units (67%) and a maximum cash consideration of $1.7Bn (33%). $19.60 represents offer value as of December 2, 2013 3. Represents $6.45 in cash (1/3 of $19.34) + 2/3 of Yeats stock price as of December 2, 2013 4. Represents 1/3rd cash consideration ($6.45 per share) and 2/3rd stock consideration of Yeats Standalone (i.e., $19.00 – 22.00 / share) 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\47 Orwell Valuation Implied Value of Proposed Offer Orwell Implied Value of Proposed Offer (4) $18.00 $19.11 $21.00 $21.11 $16 $18 $20 $22 Implied Value of Current Offer: $19.60(3) Orwell Price as of 9/27: $16.77 Offer: $19.34 (2) Orwell Current Price: $19.22 (1)

Preliminary Analysis Project Scribe 48 Appendix A Supplemental Materials 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\48

Preliminary Analysis Notes: (1) Includes shares and operating partnership units (2) Equals the sum of equity market value, preferred securities at liquidation preference, non-controlling interest, consolidated debt and company's share of unconsolidated debt (3) Aggregate Value equals Total Market Capitalization less cash (4) Implied Cap Rates based on share prices as of November 27, 2013 Source: SNL Financial, Capital IQ, Green Street Advisors, Morgan Stanley and Company reports 2014E P / FFO Implied Cap Rate P / (D) to GSA NAV Selected Range of Multiples Low 15.7x 5.7% (11.7%) High 17.0x 5.6% (7.4%) Imputed Share Price Low $19.83 $20.90 $20.31 High $21.57 $21.33 $21.30 Selected Share Price Low $19.83 High $21.57 Valuation Matrix Mall REIT Comparables GGP – Comparable Companies Analysis Project Scribe SUPPLEMENTAL MATERIALS 49 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\49 Valuation Matrix 2014E P / FFO Implied Cap Rate P / (D) to GSA NAV Selected Range of Multiples Low High Imputed Share Price Low High Selected Share Price 15.7x 5.7% (11.7%) 17.0x 5.6% 97.4%) $19.83 $20.90 $20.31 $21.57 $21.33 $ 21.30 Low $19.83 High $21.57

Preliminary Analysis Notes: (1) Includes shares and operating partnership units (2) Equals the sum of equity market value, preferred securities at liquidation preference, non-controlling interest, consolidated debt and company's share of unconsolidated debt (3) Aggregate Value equals Total Market Capitalization less cash (4) Implied Cap Rates based on share prices as of November 27, 2013 Source: SNL Financial, Capital IQ, Green Street Advisors, Morgan Stanley and Company reports Rouse – Comparable Companies Analysis Project Scribe SUPPLEMENTAL MATERIALS 50 2013-12-01 Project Scribe Preliminary Valuation Report v94.pptx\03 DEC 2013\3:17 AM\50 Trading Statistics as of December 2, 2013 (in $MM, except per share and multiple data) Total Green Street Advisors UPREIT Equity Market Aggregate Debt / Price / FFO Price/AFFO Premium / Implied Private Dividend Company Name Ticker Price Mkt. Cap.(1) Capitalization(2) Value(3) Mkt. Cap 2013E 2014E 2013E 2014E NAV GSA NAV Cap Rate(6) Cap Rate Yield Tier 1 CBL & Associates Properties, Inc. CBL 17.81 3,552.3 9,846.2 9,771.6 53.8% 8.0x 7.9x 10.7x 10.5x 26.25 (32.2%) 7.97% 6.92% 5.5% Glimcher Realty Trust GRT 9.50 1,399.0 3,477.7 3,460.0 50.8% 13.6x 12.2x 21.1x 17.5x 13.75 (30.9%) 6.81% 5.89% 4.2% Pennsylvania Real Estate Investment Trust PEI 17.66 1,242.1 3,270.7 3,245.8 53.0% 9.6x 9.1x 14.5x 13.1x 29.00 (39.1%) 8.28% 6.78% 4.5% Mean: 2,064.5 5,531.5 5,492.5 52.5% 10.4x 9.7x 15.4x 13.7x (34.1%) 7.69% 6.53% 4.7% Median: 1,399.0 3,477.7 3,460.0 53.0% 9.6x 9.1x 14.5x 13.1x (32.2%) 7.97% 6.78% 4.5% Total: 6,193.4 16,594.6 16,477.5 Rouse Properties, Inc. RSE 24.00 1,214.4 2,391.8 2,386.0 49.2% NA NA NA NA 17.25 39.1% 7.21% 8.30% 2.2% Mall REIT Comparables 2014E P / FFO Implied Cap Rate P / (D) to GSA NAV Selected Range of Multiples Low 7.9x 8.3% (39.1%) High 9.1x 6.8% (30.9%) Imputed Share Price Low $13.25 $17.25 $10.50 High $15.15 $26.72 $11.92 Selected Share Price Low $10.50 High $26.72 Valuation Matrix

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